1 Hong Kong Exchanges and Clearing Limited and The Stock Exchange of Hong Kong Limited take no responsibility for the contents of this announcement, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this announcement. (incorporated in the Cayman Islands with limited liability) (Stock Code: 1128 and Debt Stock Code: 5983) INTERIM RESULTS ANNOUNCEMENT FOR THE SIX MONTHS ENDED 30 JUNE 2016 The Board of Directors of Wynn Macau, Limited (the “Company”) is pleased to announce the unaudited consolidated results of the Company and its subsidiaries (collectively, the “Group”) for the six months ended 30 June 2016 as follows. FINANCIAL HIGHLIGHTS For the Six Months Ended 30 June 2016 2015 HK$ HK$ (in thousands, except per share amounts or otherwise stated) Casino revenues 9,153,749 9,623,267 Other revenues 536,076 631,024 Adjusted EBITDA 2,547,722 2,548,692 Profit attributable to owners 1,140,905 1,437,001 Earnings per Share — basic and diluted (HK$) 0.22 0.28 INTERIM DIVIDEND The Board determined at its meeting on 18 August 2016 that no interim dividend be declared or paid in respect of the six months ended 30 June 2016. * For identification purpose only

2 CONDENSED CONSOLIDATED STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME For the Six Months Ended 30 June 2016 2015 HK$ HK$ (in thousands, except per share amounts) Notes (unaudited) (unaudited) Operating revenues Casino 9,153,749 9,623,267 Rooms 62,909 62,282 Food and beverage 107,554 110,075 Retail and other 365,613 458,667 9,689,825 10,254,291 Operating costs and expenses Gaming taxes and premiums 4,404,799 4,716,215 Staff costs 1,750,501 1,551,607 Other operating expenses 3 1,601,105 1,704,668 Depreciation and amortization 464,141 526,888 Property charges and other 8,897 285 8,229,443 8,499,663 Operating profit 1,460,382 1,754,628 Finance revenues 19,164 18,929 Finance costs 4 (293,442) (300,129) Net foreign currency differences (15,482) 11,161 Changes in fair value of interest rate swaps (22,193) (44,358) (311,953) (314,397) Profit before tax 1,148,429 1,440,231 Income tax expense 5 7,524 3,230 Net profit attributable to owners of the Company 1,140,905 1,437,001 Total comprehensive income attributable to owners of the Company 1,140,905 1,437,001 Basic and diluted earnings per Share 6 0.22 0.28

3 CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION As at As at 30 June 2016 31 December 2015 HK$ HK$ (in thousands) Notes (unaudited) (audited) Non-current assets Property and equipment and construction in progress 32,985,215 31,071,898 Leasehold interests in land 1,830,708 1,878,794 Goodwill 398,345 398,345 Deposits for acquisition of property and equipment 111,176 308,579 Interest rate swaps — 5,631 Other non-current assets 895,319 576,658 Restricted cash and cash equivalents 14,385 13,973 Total non-current assets 36,235,148 34,253,878 Current assets Inventories 218,532 179,825 Trade and other receivables 8 507,872 457,728 Prepayments and other current assets 139,255 98,673 Amounts due from related companies 178,431 560,052 Restricted cash and cash equivalents 7,725 1,995 Cash and cash equivalents 2,991,549 6,731,356 Total current assets 4,043,364 8,029,629 Current liabilities Accounts payable 9 1,056,734 1,621,099 Land premiums payable — 124,015 Other payables and accruals 10 3,874,182 3,986,427 Amounts due to related companies 122,093 128,920 Income tax payables 5 7,524 15,049 Other current liabilities 37,149 33,277 Total current liabilities 5,097,682 5,908,787 Net current (liabilities)/assets (1,054,318) 2,120,842 Total assets less current liabilities 35,180,830 36,374,720

4 As at As at 30 June 2016 31 December 2015 HK$ HK$ (in thousands) Notes (unaudited) (audited) Non-current liabilities Interest-bearing borrowings 11 32,542,426 31,317,919 Construction retentions payable 12,316 399,986 Interest rate swaps 17,364 836 Other payables and accruals 10 315,100 381,178 Other long-term liabilities 168,488 172,522 Total non-current liabilities 33,055,694 32,272,441 Net assets 2,125,136 4,102,279 Equity Equity attributable to owners of the Company Issued capital 5,196 5,196 Share premium account 161,746 161,746 Shares held for employee ownership scheme (109,001) (50,184) Reserves 2,067,195 3,985,521 Total equity 2,125,136 4,102,279

5 NOTES TO INTERIM FINANCIAL INFORMATION 1. BASIS OF PREPARATION AND PRESENTATION This interim financial information has been prepared in accordance with the applicable disclosure requirements of Appendix 16 to the Rules Governing the Listing of Securities on the Hong Kong Stock Exchange and International Accounting Standard (“IAS”) 34 Interim Financial Reporting issued by the International Accounting Standards Board. The interim financial information does not include all the information and disclosures required in the annual financial statements, and should be read in conjunction with the Group’s annual financial statements for the year ended 31 December 2015. As at 30 June 2016, the Group had cash and cash equivalents of HK$2,991.5 million derived from its ordinary business operations. These cash and cash equivalents have not been earmarked for any specific use other than for general corporate purposes, development of Wynn Palace and repayments on the Group’s debt obligations. As at 30 June 2016, the Group had a net current liability position of HK$1,054.3 million. The Group expects it will generate positive cash flows in the coming twelve months and may obtain or renew its bank loan facilities and, or seek other sources of funding, wherever needed, to meet its financial liabilities as and when they fall due. The Group believes it has sufficient working capital to finance its operations and financial obligations. Application of new and revised IFRSs The accounting policies adopted in the preparation of the interim condensed consolidated financial statements are consistent with those followed in the preparation of the Group’s annual consolidated financial statements for the year ended 31 December 2015, except for the adoption of new standards and interpretations effective as of 1 January 2016: Amendments to IFRS 10, IFRS 12 and IAS 28 Investment Entities: Applying the Consolidation Exception Amendments to IFRS 11 Accounting for Acquisitions of Interests in Joint Operations Amendments to IAS 1 Disclosure Initiative Amendments to IAS 16 and IAS 38 Clarification of Acceptable Methods of Depreciation and Amortization Amendments to IAS 27 Equity Method in Separate Financial Statements Annual Improvements 2012–2014 Cycle Amendments to a number of IFRSs The adoption of these new and revised IFRSs and interpretations has had no significant financial effects on the interim financial information and there have been no significant changes to the accounting policies applied in the interim financial information. The Group has not early adopted any other standard, interpretation or amendment that has been issued but is not yet effective.

6 2. SEGMENT REPORTING Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision-makers, who are responsible for allocating resources and assessing performance of the operating segments and making strategic decisions. For management purposes, during the six months ended 30 June 2016, the Group reviews Wynn Macau and Wynn Palace as two reportable segments. Refer to Note 12 for segment information. 3. OTHER OPERATING EXPENSES For the Six Months Ended 30 June 2016 2015 HK$ HK$ (in thousands) (unaudited) (unaudited) Gaming promoters’ commissions 427,922 491,812 License fees 366,109 394,984 Cost of sales 126,433 163,567 Repairs and maintenance 110,363 86,214 Advertising and promotions 104,326 120,126 Operating supplies and equipment 99,461 73,795 Utilities and fuel 87,263 93,447 Corporate support services and other 49,217 44,609 Operating rental expenses 33,037 28,812 Other support services 18,728 18,120 Auditors’ remuneration 3,487 2,483 (Reversal of provision)/provision for doubtful accounts, net (21,347) 43,450 Other expenses 196,106 143,249 1,601,105 1,704,668

7 4. FINANCE COSTS For the Six Months Ended 30 June 2016 2015 HK$ HK$ (in thousands) (unaudited) (unaudited) Interest expense 555,363 413,850 Bank fees for unused facilities 4,714 27,455 Amortization of debt financing costs 64,541 41,313 Less: capitalized interest (331,176) (182,489) 293,442 300,129 5. INCOME TAX EXPENSE The major components of income tax expense for the six months ended 30 June 2016 and 2015 were: For the Six Months Ended 30 June 2016 2015 HK$ HK$ (in thousands) (unaudited) (unaudited) Income tax expense: Current — overseas 7,524 7,524 Deferred — overseas — (4,294) 7,524 3,230

8 No provision for Hong Kong profit tax for the six months ended 30 June 2016 has been made as there was no assessable profit generated in Hong Kong (six months ended 30 June 2015: Nil). Taxation for overseas jurisdictions is charged at the appropriate prevailing rates ruling in the respective jurisdictions and the maximum rate is 12% (six months ended 30 June 2015: 12%). For the six months ended 30 June 2016, the tax provision of HK$7.5 million results from the current income tax expense accrued by our subsidiaries owning WRM’s shares under the WRM Shareholder Dividend Tax Agreement (six months ended 30 June 2015: HK$7.5 million and a deferred tax benefit of HK$4.3 million resulting from a decrease in its deferred tax liability). Effective 6 September 2006, WRM received a 5-year exemption from Macau’s 12% Complementary Tax on casino gaming profits (the “Tax Holiday”). On 30 November 2010, WRM received an additional 5-year exemption effective from 1 January 2011 through 31 December 2015. On 15 October 2015, WRM received the third 5-year exemption effective from 1 January 2016 through 31 December 2020. Accordingly, the Group was exempted from the payment of approximately HK$162.1 million in such tax for the six months ended 30 June 2016 (six months ended 30 June 2015: HK$184.9 million). The Group’s non-gaming profits remain subject to the Macau Complementary Tax and its casino winnings remain subject to the Macau Special Gaming Tax and other levies in accordance with its Concession Agreement. In June 2009, WRM entered the WRM Shareholder Dividend Tax Agreement, effective retroactively to 2006, with the Macau Special Administrative Region that provided for annual payments of MOP7.2 million (approximately HK$7.0 million) to the Macau Special Administrative Region in lieu of Complementary Tax on dividend distributions to its shareholders from gaming profits. The term of this agreement was five years, which coincided with the Tax Holiday which began in 2006. In August 2011, the 5-year extension was granted with an annual payment of MOP15.5 million (approximately HK$15.0 million) due to the Macau Special Administrative Region for each of the years 2011 through 2015. In June 2015, WRM applied for an extension of this agreement. In August 2016, the 5-year extension was granted with an annual payment of MOP12.8 million (approximately HK$12.4 million) due to the Macau Special Administrative Region for each of the years 2016 through 2020. The Group is exempted from income tax in the Isle of Man and the Cayman Islands. The Group’s subsidiaries file income tax returns in Macau and various foreign jurisdictions as required by law. The Group’s income tax returns are subject to examinations by tax authorities in the locations where it operates. The Group’s 2011 to 2015 Macau Complementary Tax returns remain subject to examination by the Financial Services Bureau of the Goverment of the Macau Special Adminstrative Region (the “Financial Services Bureau”). In June 2015, the Financial Services Bureau commenced an examination of the 2012 Macau Complementary Tax returns for WRM and in November 2015, the Financial Services Bureau issued its tax assessment for the year 2012. While no additional tax was due, adjustments were made to WRM’s tax loss carry forwards. In April 2016, the Financial Services Bureau examined the 2012 Macau Complementary Tax return of Palo. The examination resulted in no change to the tax return. Quarterly, the Group undertakes reviews for any potentially unfavorable tax outcome and when an unfavorable outcome is identified as being probable and can be reasonably estimated, the Group then establishes a tax reserve for such possible unfavorable outcome. Estimating potential tax outcomes for any uncertain tax issues is highly judgmental and may not be indicative of the ultimate settlement with the tax authorities.

9 As at 30 June 2016, the Group has unrecognized tax losses of HK$2.9 billion (31 December 2015: HK$2.2 billion) and the Group believes that these unrecognized tax losses are adequate to offset adjustments that might be proposed by the Macau tax authorities. The Group believes that it has adequately provided reasonable reserves for prudent and foreseeable outcomes related to uncertain tax matters. 6. EARNINGS PER SHARE ATTRIBUTABLE TO OWNERS OF THE COMPANY The calculation of basic earnings per Share amount for the six months ended 30 June 2016 is based on the consolidated net profit attributable to owners of the Company and on the weighted average number of Shares in issue of 5,181,626,809 during the period (six months ended 30 June 2015: 5,187,003,028), excluding Shares reserved and purchased for the Company’s employee ownership scheme. Shares of 5,500,800 were purchased (six months ended 30 June 2015: 559,000) for the Company’s employee ownership scheme for the six months ended 30 June 2016. The calculation of diluted earnings per Share for the six months ended 30 June 2016 is based on the consolidated net profit attributable to owners of the Company and on the weighted average number of Shares of 5,182,335,253 (six months ended 30 June 2015: 5,187,236,707); including weighted average number of Shares in issue of 5,181,626,809 during the period (six months ended 30 June 2015: 5,187,003,028) plus the weighted average number of potential Shares of 708,444 (six months ended 30 June 2015: 233,679) arising from the deemed exercise of share options and deemed vesting of awards under the Company’s employee ownership scheme. 7. DIVIDENDS PAID AND PROPOSED For the Six Months Ended 30 June 2016 2015 HK$ HK$ (in thousands) (unaudited) (unaudited) Dividends declared and paid: Special dividend of HK$0.6 per Share for 2015 (2014: HK$1.05 per Share) 3,109,263 5,446,461 The Board determined at its meeting on 18 August 2016 that no interim dividend be declared or paid in respect of the six months ended 30 June 2016.

10 8. TRADE AND OTHER RECEIVABLES As at 30 June 2016 As at 31 December 2015 HK$ HK$ (in thousands) (unaudited) (audited) Casino 579,311 570,244 Hotel 3,054 5,014 Retail leases and other 105,211 102,493 687,576 677,751 Less: allowance for doubtful accounts (179,704) (220,023) Total trade and other receivables, net 507,872 457,728 An aged analysis of trade and other receivables is as follows: As at 30 June 2016 As at 31 December 2015 HK$ HK$ (in thousands) (unaudited) (audited) Within 30 days 59,184 143,849 31 to 60 days 173,843 80,666 61 to 90 days 85,759 17,080 Over 90 days 368,790 436,156 687,576 677,751 Less: allowance for doubtful accounts (179,704) (220,023) Net trade and other receivables 507,872 457,728 Except for the advanced commission, the trade and other receivables are generally repayable within 14 days. The advanced commissions are on terms requiring settlement within five business days of the month following the advance.

11 9. ACCOUNTS PAYABLE During the six months ended 30 June 2016 and 2015, the Group normally received credit terms of 30 days. An aged analysis of accounts payable as at the end of the reporting period, based on invoice dates, is as follows: As at 30 June 2016 As at 31 December 2015 HK$ HK$ (in thousands) (unaudited) (audited) Within 30 days 461,577 1,031,434 31 to 60 days 59,045 52,060 61 to 90 days 19,118 36,153 Over 90 days 516,994 501,452 1,056,734 1,621,099 10. OTHER PAYABLES AND ACCRUALS Other payables and accruals consist of the following as at 30 June 2016 and 31 December 2015: As at 30 June 2016 As at 31 December 2015 HK$ HK$ (in thousands) (unaudited) (audited) Current: Gaming taxes payable 679,369 673,937 Outstanding chip liabilities 1,661,159 1,737,443 Customer deposits 937,415 959,910 Donation payable 77,670 77,670 Other liabilities 518,569 537,467 3,874,182 3,986,427 Non-current: Donation payable 315,100 381,178 Total 4,189,282 4,367,605

11. INTEREST-BEARING BORROWINGS

	Notes	As at 30 June 2016 HK$ (unaudited)	As at 31 December 2015 HK$ (audited)
		(in thousands)	
Bank loans, secured	*(a)*	**22,404,151**	21,225,648
Senior notes, unsecured	*(b)*	**10,506,354**	10,498,488
		32,910,505	31,724,136
Less: debt financing costs, net		**(368,079)**	(406,217)
Total interest-bearing borrowings		**32,542,426**	31,317,919

Notes:

(a) Bank loans, secured

As at 30 June 2016, the Wynn Macau Credit Facilities consisted of approximately HK$23.7 billion equivalent in a combination of Hong Kong dollar and U.S. dollar facilities, including an approximately HK$17.9 billion equivalent fully funded senior term loan facility and an approximately HK$5.8 billion equivalent senior revolving credit facility.

There is also an option to upsize the total senior secured credit facilities by approximately an additional HK$7.8 billion equivalent (US$1.0 billion) under the Wynn Macau Credit Facilities and related agreements upon the satisfaction of various conditions.

The borrowings under the Wynn Macau Credit Facilities bear interest at LIBOR or HIBOR plus a margin of 1.50% to 2.25% per annum based on WRM's leverage ratio.

As at 30 June 2016, the Group had HK$1.3 billion in funding available under the revolving credit facility of the Wynn Macau Credit Facilities.

(b) Senior notes, unsecured

The Company has issued 5.25% fixed rate, unsecured senior notes due 15 October 2021 for an aggregate principal amount of US$1.35 billion (approximately HK$10.5 billion). The Company may use the net proceeds from the offering of the WML 2021 Notes for working capital requirements and general corporate purposes. The WML 2021 Notes are listed on the Hong Kong Stock Exchange.

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13 WMLF Revolving Credit Facility On 18 July 2016, WML Finance I Limited (the “WMLF”), a wholly-owned indirect subsidiary of the Company, entered into an agreement as the borrower for a revolving credit facility for initially up to HK$1,548.3 million (approximately US$198.5 million) with Bank of China Limited, Macau Branch as the lender. Borrowings under the WMLF Revolving Credit Facility are secured by pledged US$ deposits placed by WRL in a pledged account at Bank of China Limited, Macau Branch. The amount pledged in favor of Bank of China Limited, Macau Branch must equal 100.75% of the outstanding borrowings under the WMLF Revolving Credit Facility, being initially up to US$200 million (approximately HK$1,560 million). The WMLF Revolving Credit Facility will be used for non-gaming general corporate purposes and working capital requirements of WRM and its affiliates, including the construction, operation and maintenance of Wynn Palace. The final maturity of any outstanding borrowings under the WMLF Revolving Credit Facility is 18 July 2018, by which time any outstanding borrowings must be repaid in full. The borrowings under the WMLF Revolving Credit Facility will bear interest initially at 1.50% per annum, such rate calculated as the interest rate paid by Bank of China Limited, Macau Branch to WRL in respect of the US$ deposits in the pledged account at Bank of China Limited, Macau Branch plus a margin of 0.40%. Under the terms of the agreement, mandatory repayment is required upon a change in control or material adverse effect (as defined in the agreement). As at the date of this announcement, the Group had HK$1,548.3 million available under the WMLF Revolving Credit Facility.

14 12. SEGMENT INFORMATION The Group’s profits were contributed by Wynn Macau during the six months ended 30 June 2016 and 2015 and accordingly no segment results are presented for the six months ended 30 June 2016 and 2015. The following table presents assets information for the Group’s reportable segments as at 30 June 2016 and 31 December 2015, respectively: As at 30 June 2016 As at 31 December 2015 HK$ HK$ (in thousands) (unaudited) (audited) Total assets Wynn Macau 10,436,641 11,398,086 Wynn Palace 29,045,103 26,618,462 Other Macau 796,768 4,266,959 40,278,512 42,283,507

MANAGEMENT DISCUSSION AND ANALYSIS

OVERVIEW

Wynn Macau opened to the public on 6 September 2006 at the center of casino activities on the urban Macau peninsula. In December 2007 and November 2009, Wynn Macau completed expansions, adding more gaming space and additional food and beverage and retail amenities. Encore at Wynn Macau, a further expansion of Wynn Macau that added a fully integrated resort hotel, opened in April 2010.

Wynn Macau and Encore features:

- Approximately 284,000 square feet of casino space, offering 24-hour gaming and a full range of games, including private gaming salons, sky casinos and a poker pit;
- Two luxury hotel towers with a total of 1,008 spacious rooms and suites;
- Casual and fine dining in eight restaurants;
- Approximately 57,000 square feet of high-end, brand-name retail shopping, including stores and boutiques such as Bvlgari, Cartier, Chanel, Dior, Dunhill, Ermenegildo Zegna, Ferrari, Giorgio Armani, Graff, Gucci, Hermes, Hugo Boss, Jaeger-LeCoultre, Loro Piana, Louis Vuitton, Miu Miu, Piaget, Prada, Roger Dubuis, Rolex, Tiffany, Vacheron Constantin, Van Cleef & Arpels, Versace, Vertu, and others;
- Recreation and leisure facilities, including two health clubs and spas, a salon, and a pool; and
- Approximately 31,000 square feet of lounges and meeting facilities.

The following table presents the number of casino games available at our Macau Operations:

	As at 30 June	
	2016	2015
VIP table games	**178**	237
Mass market table games	**230**	208
Slot machines	**805**	693
Poker tables	**14**	13

Our aim is to build and operate appropriately scaled integrated resorts that attract a wide range of customer segments, generate strong financial results, and complement their surrounding market areas. To attract and retain our customers, we design and continually refresh our integrated resorts to create unique customer experiences across a wide range of gaming and non-gaming amenities and emphasize human resources and staff training to ensure our employees are prepared to provide the luxury service that our guests expect.

In response to on-going evaluation of our operations and the feedback from our guests, we have made, and will continue to make enhancements and refinements to our resort complex.

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16 Cotai Development — Wynn Palace The Group is currently constructing Wynn Palace, an integrated resort, featuring: Approximately 500,000 square feet of casino space, offering 24-hour gaming and a full range of games, including private gaming salons and sky gaming; A luxury hotel with a total of 1,706 spacious rooms,suites and villas; Casual and fine dining in nine restaurants and in other areas; Approximately 200,000 square feet of high-end, brand-name retail shopping, including stores and boutiques; Recreation and leisure facilities, including a gondola ride, health club, spa, salon and pool; Approximately 40,000 square feet of ballroom and meeting facilities; and Public attractions including a performance lake and floral art displays. The total project budget of approximately HK$32 billion includes construction costs, capitalized interest, pre-opening expenses, land costs and financing fees, and as of 30 June 2016, we had invested approximately HK$30 billion on the project. Wynn Palace is scheduled to open on 22 August 2016. On 29 July 2013, WRM and Palo finalized and executed a guaranteed maximum price construction (“GMP”) contract with Leighton Contractors (Asia) Limited, acting as the general contractor. Under the GMP contract, the general contractor is responsible for both the construction and design of the Wynn Palace project. The general contractor is obligated to substantially complete the project in the first half of 2016 for a guaranteed maximum price of HK$20.6 billion. The performance of the general contractor is backed by a full completion guarantee given by CIMIC Group Limited (formerly Leighton Holdings Limited), the parent company of the general contractor, as well as a performance bond for 5% of the guaranteed maximum price. We have assessed certain liquidated damages for the general contractor’s failure to complete certain milestones in accordance with the time prescribed in the GMP contract. The general contractor has requested the reversal of liquidated damages, additional compensation and extensions of time. We view our assessment of liquidated damages as fully supported by the terms of the GMP contract, and we view the general contractor’s requests as unfounded and intend to adhere to the terms of the GMP contract as agreed with the general contractor.

17 Table Games and Slot Machines Allocation On 12 August 2016 WRM received notification from The Gaming Inspection and Coordination Bureau of Macau (“DICJ”) that Wynn Palace was approved to commence operations on 22 August 2016. DICJ authorized 100 new table games for operation at Wynn Palace effective 22 August 2016, 25 new table games for operation on 1 January 2017 and 25 new table games for operation on 1 January 2018 for a total of 150 new table games in the aggregate. DICJ also approved 1145 slot machines for operation at Wynn Palace effective 22 August 2016. In addition, DICJ approved the transfer of 250 table games from Wynn Macau to Wynn Palace. We plan to transfer approximately 250 tables from Wynn Macau to Wynn Palace, bringing total table games at Wynn Palace to approximately 350 and total table games at Wynn Macau to approximately 270. Macau Macau, which was a territory under Portuguese administration for approximately 450 years, was transferred from Portuguese to Chinese political control in December 1999. Macau is governed as a special administrative region of China and is located approximately 37 miles southwest of, and approximately one hour away via ferry from, Hong Kong. Macau, which has been a casino destination for more than 50 years, consists principally of a peninsula on mainland China, and two neighboring islands, Taipa and Coloane, between which the Cotai area is located. We believe that Macau is located in one of the world’s largest concentrations of potential gaming customers despite a recent decline in gaming revenue. According to Macau statistical information, casinos in Macau, the largest gaming market in the world, generated approximately HK$104.6 billion in gaming revenue during the six months ended 2016. Since the introduction of new casinos starting in 2004, the Macau market has experienced a significant increase in annual gaming revenue from the HK$21.5 billion generated in 2002; however, the Macau market has recently experienced significant year-over-year declines, including a 11.4% decline in the first half of 2016. FACTORS AFFECTING OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION Tourism The levels of tourism and overall gaming activities in Macau are key drivers of our business. Both the Macau gaming market and visitation to Macau have grown significantly leading up to 2014. However, beginning in 2014, the Macau gaming market experienced its first year-over-year decline in annual gaming revenues since its liberalization in 2002. Commencing from the fourth quarter of 2014, tourist arrivals to Macau had experienced a downward trend. Statistics show a slight year-over-year increase of 0.1% with 14.8 million tourist arrivals to Macau during the six months ended 30 June 2016. However, the decline in tourists’ spending habits and gaming activities have continually contributed to the further reduction in gaming revenues in Macau for the six months ended 30 June 2016, despite the slight increase in tourist arrivals to Macau. The Macau market has also experienced tremendous growth in capacity since the opening of Wynn Macau. As at 30 June 2016, there were 32,100 hotel rooms, 5,998 table games and 13,706 slots in Macau, compared to 12,978 hotel rooms, 2,762 table games and 6,546 slots as at 31 December 2006.

18 Gaming customers traveling to Macau typically come from nearby destinations in Asia including mainland China, Hong Kong, Taiwan, South Korea and Japan. According to the Macau Statistics and Census Service Monthly Bulletin of Statistics, approximately 90.2% of visitors to Macau for the six months ended 30 June 2016 were from mainland China, Hong Kong, and Taiwan. Tourism levels in Macau are affected by a number of factors, all of which are beyond our control. Key factors affecting tourism levels in Macau may include, among others: Prevailing economic conditions in mainland China and Asia; Restrictions, conditions or other factors which affect visitation by citizens of mainland China to Macau; Various countries’ policies on currency exchange controls and currency export restrictions, for example on the Renminbi, the currency of the PRC, and the issuance of travel visas that may be in place from time to time; Competition from other destinations which offer gaming and/or leisure activities; Occurrence of natural disasters and disruption of travel; and Possible outbreaks of infectious disease. Economic and Operating Environment A significant number of our gaming customers at Wynn Macau come from mainland China. Any economic contraction or uncertainty in China would impact the number of patrons visiting our property and the amount they may be willing to spend. In addition, policies adopted from time to time by the Chinese government, including any travel restrictions imposed by China on its citizens, such as restrictions imposed on exit visas granted to residents of mainland China for travel to Macau, could affect the number of visitors from mainland China to our property. It is not known when, or if, policies restricting visitation by mainland Chinese citizens to Macau and Hong Kong will be put in place and travel policies may be adjusted, without notice, in the future. Furthermore, the Chinese government’s ongoing anti-corruption campaign has influenced the behavior of Chinese consumers and their spending patterns both domestically and abroad. The campaign has specifically led to tighter monetary transfer regulations, including real time monitoring of certain financial channels, which has affected and may continue to impact the number of visitors and the amount of money they bring from mainland China to Macau. The overall effect of the campaign and monetary transfer restrictions may continue to impact Macau or result in an even greater decline in visitation and may continue to negatively affect our revenues and results of operations.

19 Competition Since the liberalization of Macau’s gaming industry in 2002, there has been a significant increase in the number of casino properties in Macau. There are six gaming operators in Macau, including WRM. The three concessionaires are WRM, SJM, and Galaxy. The three subconcessionaires are Melco Crown, MGM Macau, and Venetian Macau. As at 30 June 2016, there were approximately 36 casinos in Macau, including 20 operated by SJM. Each of the current six operators has operating casinos and expansion plans underway. The Macau government has had the ability to grant additional gaming concessions since April 2009. If the Macau government were to allow additional competitors to operate in Macau through the grant of additional concessions or subconcessions, we would face additional competition, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. Several of the current concessionaires and subconcessionaires have opened additional facilities in the Cotai area of Macau during 2015 or expect to open in the second half of 2016 and during 2017 and 2018. These Cotai facilities are expected to increase total hotel room inventory by approximately 25.5% from the current inventory and significantly increase other gaming and non-gaming offerings in Macau. Wynn Macau also faces competition from casinos located in other areas of Asia, such as Resorts World Sentosa and Marina Bay Sands, in Singapore, and Resorts World Genting, located outside of Kuala Lumpur, Malaysia. Wynn Macau also faces competition from casinos in the Philippines, such as Solaire Resort and Casino and City of Dreams Manila. Several other major casino resorts are scheduled to open over the next few years. Wynn Macau also encounters competition from other major gaming centers located around the world, including Australia and Las Vegas, cruise ships in Asia that offer gaming, and other casinos throughout Asia. Further, if current efforts to legalize gaming in other Asian countries are successful, Wynn Macau will face additional regional competition. Gaming Promoters A significant amount of our casino play is brought to us by gaming promoters. Gaming promoters have historically played a critical role in the Macau gaming market and are important to our casino business. Gaming promoters introduce premium VIP players to Wynn Macau and often assist those players with their travel and entertainment arrangements. In addition, gaming promoters often grant credit to their players. In exchange for their services, Wynn Macau generally pays the gaming promoters a commission which is a percentage of the gross gaming win generated by each gaming promoter. Approximately 80% of these commissions are netted against casino revenues, because such commissions approximate the amount of the commission returned to the VIP players by the gaming promoters, and approximately 20% of these commissions are included in other operating expenses, which approximate the amount of the commission ultimately retained by the gaming promoters as compensation. The total amount of commissions paid to gaming promoters and netted against casino revenues was HK$1.7 billion and HK$2.0 billion for the six months ended 30 June 2016 and 2015, respectively. Commissions decreased 13.0% for the six months ended 30 June 2016 compared to the six months ended 30 June 2015 as VIP gross table games win decreased due to decreased business volumes.

20 We typically advance commissions to certain gaming promoters at the beginning of each month to facilitate their working capital requirements. These advances are provided to a gaming promoter and are offset by the commissions earned by such gaming promoter during the applicable month. The aggregate amounts of exposure to our gaming promoters, which is the difference between commissions advanced to each individual gaming promoter, and the net commissions payable to each such gaming promoter, declined substantially in part due to our tightening of advance policies and in part due to reduced business volume, to HK$7.0 million as at 30 June 2016 from HK$91.0 million as at 31 December 2015. At the end of each month, any commissions outstanding are cleared no later than the fifth business day of the succeeding month and prior to the advancement of any further funds to a gaming promoter. We believe we have developed strong relationships with our gaming promoters. Our commission percentages have remained stable throughout our operating history. In addition to commissions, gaming promoters each receive a monthly complimentary allowance based on a percentage of the turnover its clients generate. The allowance is available for room, food and beverage and other products and services for discretionary use with the gaming promoter’s clients. Given present market conditions in Macau and certain economic and other factors occurring in the region, gaming promoters are encountering difficulties in attracting patrons to come to Macau and certain gaming promoters are expanding operations in other jurisdictions in the region. Furthermore, gaming promoters are experiencing decreased liquidity, which may limit their ability to grant credit to their patrons, and has resulted in decreased gaming volumes in Macau and at Wynn Macau. Credit already extended by our gaming promoters to their patrons has likely become difficult for them to collect. The inability to attract sufficient patrons, grant credit and collect amounts due in a timely manner has negatively affected our gaming promoters’ operations, causing gaming promoters to wind up or liquidate their operations or resulting in some of our gaming promoters leaving Macau. Premium Credit Play We selectively extend credit to our VIP players contingent upon our marketing team’s knowledge of the players, their financial background and payment history. We follow a series of credit procedures and require various signed documents from each credit recipient that are intended to ensure, among other things that, if permitted by applicable law, the debt can be legally enforced in the jurisdiction where the player resides. In the event the player does not reside in a jurisdiction where gaming debts are legally enforceable, we can attempt to assert jurisdiction over assets the player maintains in jurisdictions where gaming debts are recognized. In addition, we typically require a check in the amount of the applicable credit line from credit players, collateralizing the credit we grant. Number and Mix of Table Games and Slot Machines The mix of VIP table games, mass table games and slot machines in operation at our resort changes from time to time as a result of marketing and operating strategies in response to changing market demand and industry competition. The shift in the mix of our games will affect casino profitability.

21 ADJUSTED EBITDA Adjusted EBITDA is earnings before finance costs, finance revenues, net foreign currency differences, changes in fair value of interest rate swaps, taxes, depreciation and amortization, pre-opening costs, property charges and other, share-based payments, Wynn Macau, Limited corporate expenses, and other non-operating income and expenses. Adjusted EBITDA is presented exclusively as a supplemental disclosure because our Directors believe that it is widely used to measure the performance, and as a basis for valuation, of gaming companies. Our Adjusted EBITDA presented herein also differs from the Adjusted Property EBITDA presented by Wynn Resorts, Limited for its Macau segment in its filings with the SEC, primarily due to the inclusion of license fees, adjustments for IFRS differences with U.S. GAAP, corporate support and other support services in arriving at operating profit. The following table sets forth a quantitative reconciliation of Adjusted EBITDA to its most directly comparable IFRS measurement and operating profit. For the Six Months Ended 30 June 2016 2015 HK$ HK$ (in thousands) Operating profit 1,460,382 1,754,628 Add Depreciation and amortization 464,141 526,888 Pre-opening costs 507,755 158,632 Property charges and other 8,897 285 Share-based payments 64,015 68,459 Wynn Macau, Limited corporate expenses 42,532 39,800 Adjusted EBITDA 2,547,722 2,548,692

22 REVIEW OF HISTORICAL OPERATING RESULTS Summary Breakdown Table The following table presents certain selected statement of profit or loss and other comprehensive income line items and certain other data. For the Six Months Ended 30 June 2016 2015 HK$ HK$ (in thousands, except for averages, daily win figures and number of tables and slot machines) Total casino revenues(1) 9,153,749 9,623,267 Rooms(2) 62,909 62,282 Food and beverage(2) 107,554 110,075 Retail and other(2) 365,613 458,667 Total operating revenues 9,689,825 10,254,291 VIP table games turnover 196,601,773 253,295,988 VIP gross table games win(1) 6,599,211 7,239,754 Mass market table drop 18,510,203 19,194,956 Mass market gross table games win(1) 3,733,204 3,770,430 Slot machine handle 14,780,922 16,029,350 Slot machine win(1) 643,294 759,762 Average number of gaming tables(3) 428 468 Daily gross win per gaming table(4) 132,637 129,929 Average number of slots(3) 778 678 Average daily win per slot(4) 4,542 6,190

23 Notes: (1) Total casino revenues do not equal the sum of “VIP gross table games win”, “mass market gross table games win” and “slot machine win” because casino revenues are reported net of the relevant commissions. The following table presents a reconciliation of the sum of “VIP gross table games win”, “mass market gross table games win” and “slot machine win” to total casino revenues. For the Six Months Ended 30 June 2016 2015 HK$ HK$ (in thousands) VIP gross table games win 6,599,211 7,239,754 Mass market gross table games win 3,733,204 3,770,430 Slot machine win 643,294 759,762 Poker revenues 79,417 81,915 Commissions (1,901,377) (2,228,594) Total casino revenues 9,153,749 9,623,267 (2) Promotional allowances are excluded from revenues in the accompanying condensed consolidated statement of profit or loss and other comprehensive income prepared in accordance with IFRS. Management also evaluates non-casino revenues on an adjusted basis. The following table presents a reconciliation of net non-casino revenues as reported in our condensed consolidated statement of profit or loss and other comprehensive income to gross non-casino revenues calculated on the adjusted basis. The adjusted non-casino revenues as presented below are used for management reporting purposes and are not representative of revenues as determined under IAS 18. For the Six Months Ended 30 June 2016 2015 HK$ HK$ (in thousands) Room revenues 62,909 62,282 Promotional allowances 401,013 430,068 Adjusted room revenues 463,922 492,350 Food and beverage revenues 107,554 110,075 Promotional allowances 174,135 204,185 Adjusted food and beverage revenues 281,689 314,260 Retail and other revenues 365,613 458,667 Promotional allowances 14,192 26,123 Adjusted retail and other revenues 379,805 484,790 (3) For purposes of this table, we calculate average number of gaming tables and average number of slots as the average numbers of gaming tables and slot machines in service on each day in the period.

24 (4) Daily gross win per gaming table and daily win per slot are presented in this table on the basis of the average number of gaming tables and average number of slots, respectively, over the number of days Wynn Macau and Encore were open in the applicable period. In addition, the total table games win figures used herein do not correspond to casino revenues figures in our financial information, because figures in our financial information are calculated net of commissions and the total table games win herein is calculated before commissions. Discussion of Results of Operations Financial results for the six months ended 30 June 2016 compared to financial results for the six months ended 30 June 2015 Operating Revenues Total operating revenues decreased 5.5% from HK$10.3 billion in the six months ended 30 June 2015 to HK$9.7 billion in the six months ended 30 June 2016. This decrease was primarily due to lower gaming volume in our VIP casino and general casino in the six months ended 30 June 2016 compared to the six months ended 30 June 2015. Casino Revenues Casino revenues decreased 4.9% from HK$9.6 billion (93.8% of total operating revenues) in the six months ended 30 June 2015 to HK$9.2 billion (94.5% of total operating revenues) in the six months ended 30 June 2016. The components and reasons are as follows: VIP casino gaming operations. VIP gross table games win decreased from HK$7.2 billion in the six months ended 30 June 2015 to HK$6.6 billion in the six months ended 30 June 2016. VIP table games turnover decreased by 22.4%, from HK$253.3 billion in the six months ended 30 June 2015 to HK$196.6 billion in the six months ended 30 June 2016. VIP gross table games win as a percentage of turnover (calculated before commissions) was 2.86% in the six months ended 30 June 2015 compared to 3.36% in the six months ended 30 June 2016, which was above our expected range of 2.7% to 3.0%. The decrease in casino revenues from our VIP casino gaming operations were partially offset by an increase in VIP gross table games wins as a percentage of turnover (calculated before commissions). Mass market casino gaming operations. Mass market gross table games win decreased slightly by 1.0%, from HK$3,770.4 million in the six months ended 30 June 2015 to HK$3,733.2 million in the six months ended 30 June 2016. Mass market table drop decreased 3.6% from HK$19.2 billion in the six months ended 30 June 2015 to HK$18.5 billion in the six months ended 30 June 2016. The mass market gross table games win percentage was 19.6% in the six months ended 30 June 2015 compared to 20.2% in the six months ended 30 June 2016. Slot machine gaming operations. Slot machine win decreased by 15.3% from HK$759.8 million in the six months ended 30 June 2015 to HK$643.3 million in the six months ended 30 June 2016. Slot machine handle decreased by 7.8%, from HK$16.0 billion in the six months ended 30 June 2015 to HK$14.8 billion in the six months ended 30 June 2016. Slot machine win per unit per day decreased by 26.6% from HK$6,190 in the six months ended 30 June 2015 to HK$4,542 in the six months ended 30 June 2016. Slot machine win, slot machine handle and slot machine win per unit per day decreased primarily due to decreased business volumes.

25 Non-casino Revenues Net non-casino revenues, which include rooms, food and beverage and retail and other revenues, decreased by 15.0% from HK$631.0 million (6.2% of total operating revenues) in the six months ended 30 June 2015 to HK$536.1 million (5.5% of total operating revenues) in the six months ended 30 June 2016. The decrease in revenues was largely due to lower retail sales in the six months ended 30 June 2016. Room. Our room revenues, which exclude promotional allowances in our condensed consolidated statement of profit or loss and other comprehensive income, increased slightly by 1.0% from HK$62.3 million in the six months ended 30 June 2015 to HK$62.9 million in the six months ended 30 June 2016. Management also evaluates room revenues on an adjusted basis which include promotional allowances. Adjusted room revenues including promotional allowances decreased by 5.8% from HK$492.4 million in the six months ended 30 June 2015 to HK$463.9 million in the six months ended 30 June 2016. The following table presents additional information about our adjusted room revenues (which include promotional allowances): Adjusted room revenues information For the Six Months Ended 30 June 2016 2015 Adjusted Average Daily Rate (includes promotional allowances of HK$2,171 in the six months ended 30 June 2016 and HK$2,217 in the six months ended 30 June 2015) HK$2,505 HK$2,529 Occupancy 93.1% 96.9% Adjusted REVPAR (includes promotional allowances of HK$2,022 in the six months ended 30 June 2016 and HK$2,149 in the six months ended 30 June 2015) HK$2,333 HK$2,451 Food and beverage. Food and beverage revenues, which exclude promotional allowances in our condensed consolidated statement of profit or loss and other comprehensive income, decreased by 2.3% from HK$110.1 million in the six months ended 30 June 2015 to HK$107.6 million in the six months ended 30 June 2016.

26 Management also evaluates food and beverage revenues on an adjusted basis including promotional allowances. Food and beverage revenues adjusted to include these promotional allowances decreased by 10.4% from HK$314.3 million in the six months ended 30 June 2015 to HK$281.7 million in the six months ended 30 June 2016. Retail and other. Our retail and other revenues, which exclude promotional allowances in our condensed consolidated statement of profit or loss and other comprehensive income, decreased by 20.3%, from HK$458.7 million in the six months ended 30 June 2015 to HK$365.6 million in the six months ended 30 June 2016. The decrease was primarily due to lower retail sales. Management also evaluates retail and other revenues on an adjusted basis which includes promotional allowances. Adjusted retail and other revenues including promotional allowances decreased by 21.7% from HK$484.8 million in the six months ended 30 June 2015 to HK$379.8 million in the six months ended 30 June 2016. The decrease is primarily due to a decline in business in both our owned stores and leased stores. Operating Costs and Expenses Gaming taxes and premiums. Gaming taxes and premiums decreased by 6.6% from HK$4.7 billion in the six months ended 30 June 2015 to HK$4.4 billion in the six months ended 30 June 2016. This decrease was primarily due to decreased gross gaming win. WRM is subject to a 35% gaming tax on gross gaming win. In addition, WRM is also required to pay 4% of its gross gaming win as contributions for public development and social facilities. Staff costs. Staff costs increased by 12.8% from HK$1.6 billion in the six months ended 30 June 2015 to HK$1.8 billion in the six months ended 30 June 2016. This increase was primarily due to the Company carrying more headcount to prepare for the opening of Wynn Palace which is scheduled on 22 August 2016. Other operating expenses. Other operating expenses decreased by 6.1% from HK$1.7 billion in the six months ended 30 June 2015 to HK$1.6 billion in the six months ended 30 June 2016. Provision for doubtful accounts decreased from a provision during the first half of 2015 to a benefit in the first half of 2016. The change in the provision was primarily due to collection of an account that resulted in a HK$51.9 million reversal of the previously recorded allowance for doubtful accounts. For the six months ended 30 June 2016, the increase in repairs and maintenance expenses, operating supplies and equipment expenses, operating rental expenses, the costs of other support services and corporate services and others, auditors’ remuneration and other operating expenses were offset by decrease in provision for doubtful accounts and reductions in business volume related expenses such as gaming promoters’ commissions, license fees, cost of sales and utilities and fuel. Depreciation and amortization. Depreciation and amortization in the six months ended 30 June 2015 decreased 11.9% from HK$526.9 million to HK$464.1 million in the six months ended 30 June 2016. The decrease was primarily due to a change in the estimated useful lives of buildings and improvements for Wynn Macau, which was effective 1 September 2015, to more accurately reflect the estimated periods during which these assets are expected to remain in service.

27 Property charges and other. Property charges and other increased from HK$0.3 million in the six months ended 30 June 2015 to HK$8.9 million in the six months ended 30 June 2016. Amounts in each period represent the gain/loss on the sale of equipment and other asset as well as costs related to assets retired or abandoned as a result of renovating certain assets of the Company in response to customer preferences and changes in market demand. As a result of the foregoing, total operating costs and expenses decreased by 3.2%, from HK$8.5 billion in the six months ended 30 June 2015 to HK$8.2 billion in the six months ended 30 June 2016. Finance Revenues Finance revenues remained essentially flat from HK$18.9 million in the six months ended 30 June 2015 to HK$19.2 million in the six months ended 30 June 2016. During 2016 and 2015, our short- term investment strategy has been to preserve capital while retaining sufficient liquidity. The majority of our short-term investments were primarily in time deposits and fixed deposits with a maturity of three months or less. Finance Costs Finance costs decreased by 2.2%, from HK$300.1 million in the six months ended 30 June 2015 to HK$293.4 million in the six months ended 30 June 2016. The increase of finance costs derived from the increase in amounts outstanding under the Wynn Macau Credit Facility was offset by the increase in capitalized interest related to the construction of Wynn Palace. Interest Rate Swaps As required under the terms of the Wynn Macau Credit Facilities, we have entered into agreements which swap a portion of the interest on our loans from floating to fixed rates. These transactions do not qualify for hedge accounting. Changes in the fair value of our interest rate swaps are recorded as an increase or decrease in swap fair value during each period. During the six months ended 30 June 2016 and 30 June 2015, we recorded a loss of HK$22.2 million and a loss of HK$44.4 million, respectively, resulting from the movement in the fair value of our interest rate swaps. Income Tax Expense In the six months ended 30 June 2016, our income tax expense was HK$7.5 million, compared to an income tax expense of HK$3.2 million in the six months ended 30 June 2015. Our tax expense for the six months ended 30 June 2016 primarily relates to the current tax expense recorded by our subsidiaries owning WRM’s shares under the WRM Shareholder Dividend Tax Agreement. In the six months ended 30 June 2015, our income tax expense relates to the current tax expense recorded by our subsidiaries owning WRM’s shares under the WRM Shareholder Dividend Tax Agreement and a deferred tax benefit resulting from a decrease in the deferred tax liability for property and equipment.

28 Net Profit Attributable to Owners of the Company As a result of the foregoing, compared to HK$1.4 billion for the six months ended 30 June 2015, net profit attributable to owners of the Company was HK$1.1 billion for the six months ended 30 June 2016. LIQUIDITY AND CAPITAL RESOURCES Capital Resources Since Wynn Macau opened in 2006, we have generally funded our working capital and recurring expenses as well as capital expenditures from cash flow from operations and cash on hand. Our cash balances as at 30 June 2016 were approximately HK$3.0 billion. Such cash is available for operations, new development activities, the development of Wynn Palace and enhancements to Wynn Macau and Encore. On 30 September 2015, WRM expanded the availability of borrowings under its senior secured bank facility to approximately HK$23.7 billion consisting of an approximately HK$17.9 billion fully funded senior secured term loan facility and an approximately HK$5.8 billion senior secured revolving credit facility. WRM also has the ability to upsize the total senior secured facilities by approximately an additional HK$7.8 billion equivalent (US$1.0 billion) pursuant to the terms and provisions of the agreement for the Wynn Macau Credit Facilities. As at 30 June 2016, the Group had approximately HK$1.3 billion of available borrowing capacity under the Wynn Macau Credit Facilities. The Company has issued 5.25% fixed rate, unsecured senior notes due 2021 with an aggregate principal amount of US$1.35 billion (approximately HK$10.5 billion) for working capital requirement and general corporate purposes. On 18 July 2016, WML Finance I Limited (the “WMLF”), a wholly-owned indirect subsidiary of the Company, entered into an agreement as the borrower for a revolving credit facility for initially up to HK$1,548.3 million (approximately US$198.5 million) with Bank of China Limited, Macau Branch as the lender. As at the date of this announcement, the Group had HK$1,548.3 million available under the WMLF Revolving Credit Facility. The WMLF Revolving Credit Facility matures in July 2018 at which time any outstanding borrowings must be repaid.

29 Gearing Ratio The gearing ratio is a key indicator of our Group’s capital structure. The gearing ratio is net debt divided by total capital plus net debt. The table below presents the calculation of our gearing ratio. As at 30 June 2016 31 December 2015 HK$ HK$ (in thousands except for percentages) Interest-bearing borrowings 32,542,426 31,317,919 Accounts payable 1,056,734 1,621,099 Land premiums payable — 124,015 Construction retentions payable 12,316 399,986 Other payables and accruals 4,189,282 4,367,605 Amounts due to related companies 122,093 128,920 Other liabilities 205,637 205,799 Less: cash and cash equivalents (2,991,549) (6,731,356) restricted cash and cash equivalents (22,110) (15,968) Net debt 35,114,829 31,418,019 Equity 2,125,136 4,102,279 Total capital 2,125,136 4,102,279 Capital and net debt 37,239,965 35,520,298 Gearing ratio 94.3% 88.5%

30 Cash Flows The following table presents a summary of the Group’s cash flows. For the Six Months Ended 30 June 2016 2015 HK$ HK$ (in millions) Net cash generated from operating activities 1,990.2 438.0 Net cash used in investing activities (3,370.3) (6,140.1) Net cash used in financing activities (2,363.5) (2,637.7) Net decrease in cash and cash equivalents (3,743.6) (8,339.8) Cash and cash equivalents at beginning of period 6,731.4 10,789.9 Effect of foreign exchange rate changes, net 3.7 2.9 Cash and cash equivalents at end of period 2,991.5 2,453.0 Net cash generated from operating activities Our net cash generated from operating activities is primarily affected by changes in our working capital and operating profit generated by our Macau Operations. Net cash from operating activities was HK$2.0 billion for the six months ended 30 June 2016, compared to HK$0.4 billion for the six months ended 30 June 2015. Operating profit was HK$1.5 billion for the six months ended 30 June 2016, compared to HK$1.8 billion for the six months ended 30 June 2015. The increase in net cash from operating activities was primarily attributable to the changes in working capital. Net cash used in investing activities Net cash used in investing activities was HK$3.4 billion for the six months ended 30 June 2016, compared to HK$6.1 billion for the six months ended 30 June 2015. Major expenditures in the six months ended 30 June 2016 included capital expenditures of HK$3.1 billion for both Wynn Palace construction costs and renovations to enhance and refine the Macau Operations and fine arts acquisition cost of HK$263.2 million. Major expenditures in the six months ended 30 June 2015 included capital expenditures of HK$6.2 billion for both Wynn Palace construction costs and renovations to enhance and refine the Macau Operations.

31 Net cash used in financing activities Net cash used in financing activities was HK$2.4 billion during the six months ended 30 June 2016 compared to HK$2.6 billion during the six months ended 30 June 2015. During the six months ended 30 June 2016, the net cash used in financing activities was primarily due to a HK$3.1 billion special dividend payment made in April 2016, HK$221.1 million for interest payments and a HK$124.0 million payment for land premiums, partially offset by receipt of HK$1.2 billion in proceeds from the senior revolving credit facility of the Wynn Macau Credit Facilities. During the six months ended 30 June 2015, the net cash used in financing activities was primarily due to a HK$5.4 billion special dividend payment made in March 2015, HK$248.7 million for interest payments and a HK$118.0 million payment for land premiums, partially offset by receipts of HK$3.2 billion in proceeds from the senior revolving credit facility of the Wynn Macau Credit Facilities. Indebtedness The following table presents a summary of our indebtedness. Indebtedness information As at 30 June 2016 31 December 2015 HK$ HK$ (in thousands) Bank loans 22,404,151 21,225,648 Senior notes 10,506,354 10,498,488 Less: debt financing costs, net (368,079) (406,217) Total interest-bearing borrowings 32,542,426 31,317,919 The Group had approximately HK$1.3 billion available to draw under the revolving credit facility of the Wynn Macau Credit Facilities as at 30 June 2016. Wynn Macau Credit Facilities Overview As at 30 June 2016, the Wynn Macau Credit Facilities consisted of approximately HK$23.7 billion equivalent in a combination of Hong Kong dollar and U.S. dollar facilities, including an approximately HK$17.9 billion equivalent fully funded senior term loan facility and an approximately HK$5.8 billion equivalent senior revolving credit facility.

32 There is also an option to upsize the total senior secured credit facilities by approximately an additional HK$7.8 billion equivalent (US$1.0 billion) under the Wynn Macau Credit Facilities and related agreements upon the satisfaction of various conditions. The borrowings under the Wynn Macau Credit Facilities were used to refinance WRM’s existing indebtedness in 2015 and the balance may be used for a variety of purposes, including to fund the construction and development of Wynn Palace and for general corporate purposes. The HK$17.9 billion equivalent term loan facility is repayable in graduating installments of between 2.50% to 7.33% of the principal amount on a quarterly basis commencing December 2018, with a final installment of 50% of the principal amount repayable in September 2021. The final maturity of any outstanding borrowings from the revolving credit facility is September 2020, by which time any outstanding borrowings from the revolving loans must be repaid. The borrowings under the Wynn Macau Credit Facilities bear interest at LIBOR or HIBOR plus a margin of 1.50% to 2.25% per annum based on WRM’s leverage ratio. Customary fees and expenses were paid by WRM in connection with the Wynn Macau Credit Facilities. Security and Guarantees Borrowings under the Wynn Macau Credit Facilities are guaranteed by Palo and by certain subsidiaries of the Company that own equity interests in WRM, and are secured by substantially all of the assets of, and equity interests in WRM and Palo. With respect to the Concession Agreement and WRM’s land concession agreement, the WRM lenders have certain cure rights and consultation rights with the Macau government in the event of an enforcement action by the lenders. Second Ranking Lender WRM is also party to a bank guarantee reimbursement agreement with Banco National Ultramarino S.A. to secure a guarantee in favor of the Macau government as required under the Concession Agreement. The amount of this guarantee is MOP300 million (approximately HK$291.3 million) and it lasts until 180 days after the end of the term of the Concession Agreement. The guarantee assures WRM’s performance under the Concession Agreement, including the payment of certain premiums, fines and indemnities for breach. The guarantee is secured by a second priority security interest in the same collateral package securing the Wynn Macau Credit Facilities. Other Terms The Wynn Macau Credit Facilities contain representations, warranties, covenants and events of default customary for casino development financings in Macau. The Directors confirm that there is no non-compliance with the financial covenants or general covenants contained in the Wynn Macau Credit Facilities. The Company is not a party to the credit facilities agreement and related agreements and has no rights or obligations thereunder.

33 WML 2021 Notes The Company issued 5.25% fixed rate unsecured senior notes due on 15 October 2021 with an aggregate principal amount of US$1.35 billion (approximately HK$10.5 billion). The Company may use the net proceeds from the offering of the WML 2021 Notes for working capital requirements and general corporate purposes. The WML 2021 Notes are listed on the Hong Kong Stock Exchange. WMLF Revolving Credit Facility On 18 July 2016, WML Finance I Limited (the “WMLF”), a wholly-owned indirect subsidiary of the Company, entered into an agreement as the borrower for a revolving credit facility for initially up to HK$1,548.3 million (approximately US$198.5 million) with Bank of China Limited, Macau Branch as the lender. Borrowings under the WMLF Revolving Credit Facility are secured by pledged US$ deposits placed by WRL in a pledged account at Bank of China Limited, Macau Branch. The amount pledged in favor of Bank of China Limited, Macau Branch must equal 100.75% of the outstanding borrowings under the WMLF Revolving Credit Facility, being initially up to US$200 million (approximately HK$1,560 million). The WMLF Revolving Credit Facility will be used for non-gaming general corporate purposes and working capital requirements of WRM and its affiliates, including the construction, operation and maintenance of Wynn Palace. The final maturity of any outstanding borrowings under the WMLF Revolving Credit Facility is 18 July 2018, by which time any outstanding borrowings must be repaid in full. The borrowings under the WMLF Revolving Credit Facility will bear interest initially at 1.50% per annum, such rate calculated as the interest rate paid by Bank of China Limited, Macau Branch to WRL in respect of the US$ deposits in the pledged account at Bank of China Limited, Macau Branch plus a margin of 0.40%. Under the terms of the agreement, mandatory repayment is required upon a change in control or material adverse effect (as defined in the agreement). As at the date of this announcement, the Group had HK$1,548.3 million available under the WMLF Revolving Credit Facility. QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK Market risk is the risk of loss arising from adverse changes in market rates and conditions, such as interest rates, and foreign currency exchange rates.

34 Foreign Currency Exchange Risks The financial statements of foreign operations are translated into Hong Kong dollars, the Company’s functional and presentation currency, for incorporation into the condensed consolidated financial information. The majority of our assets and liabilities are denominated in U.S. dollars, Hong Kong dollars and Macau patacas, and there are no significant assets and liabilities denominated in other currencies. Assets and liabilities are translated at the prevailing foreign exchange rates in effect at the end of the reporting period. Income, expenditures and cash flow items are measured at the actual foreign exchange rates or average foreign exchange rates for the period. The Hong Kong dollar is linked to the U.S. dollar and the exchange rate between these two currencies has remained relatively stable over the past several years. The Macau pataca is pegged to the Hong Kong dollar, and in many cases the two currencies are used interchangeably in Macau. However, the exchange linkages of the Hong Kong dollar and the Macau pataca, and the Hong Kong dollar to the U.S. dollar, are subject to potential changes due to, among other things, changes in governmental policies and international economic and political developments. Interest Rate Risks One of our primary exposures to market risk is interest rate risk associated with our credit facilities, which bear interest based on floating rates. We attempt to manage interest rate risk by managing the mix of long-term fixed rate borrowings and variable rate borrowings supplemented by hedging activities as considered necessary. We cannot assure you that these risk management strategies will have the desired effect, and interest rate fluctuations could have a negative impact on our results of operations. As at 30 June 2016, the Group had three interest rate swap agreements intended to manage a portion of the underlying interest rate risk on borrowings under the Wynn Macau Credit Facilities. Under two swap agreements, the Group pays a fixed interest rate of 0.73% on borrowings of approximately HK$3.95 billion incurred under the Wynn Macau Credit Facilities in exchange for receipts on the same amount at a variable interest rate based on the applicable HIBOR at the time of payment. These interest rate swaps fix the all-in interest rate on approximately HK$3.95 billion of borrowings under the Wynn Macau Credit Facilities at 2.23% to 2.98% and expire in July 2017. Under the third swap agreement, the Group pays a fixed rate of 0.6763% on borrowings of US$243.8 million (approximately HK$1.8 billion) incurred under the Wynn Macau Credit Facilities in exchange for receipts on the same amount at a variable interest rate based on the applicable LIBOR at the time of payment. This interest rate swap fixes the all-in interest rate on US$243.8 million (approximately HK$1.8 billion) of borrowings under the Wynn Macau Credit Facilities at 2.18% to 2.93% and expires in July 2017. The carrying value of these interest rate swaps on the condensed consolidated statement of financial position approximates its fair value. The fair value approximates the amount the Group would pay or receive if these contracts were settled at the respective valuation dates. Fair value is estimated based upon current, and predictions of future interest rate levels along a yield curve, the remaining duration of the instruments and other market conditions and, therefore, is subject to significant estimation and a high degree of variability of fluctuation between periods. We adjust this amount by applying a non-performance valuation, considering our creditworthiness or the creditworthiness of our counterparties at each settlement date, as applicable. These transactions do not qualify for hedge accounting. Accordingly, changes in the fair values during the six months ended 30 June 2016 and 2015, were charged to the condensed consolidated statement of profit or loss and other comprehensive income.

35 To the extent there are liabilities of Wynn Macau under the swap agreement, such liabilities are secured by the same collateral package securing the Wynn Macau Credit Facilities. OFF BALANCE SHEET ARRANGEMENTS We have not entered into any transactions with special purpose entities nor do we engage in any transactions involving derivatives except for interest rate swaps. We do not have any retained or contingent interest in assets transferred to an unconsolidated entity. OTHER LIQUIDITY MATTERS We expect to fund our operations and capital expenditure requirements from operating cash flows, cash on hand and availability under our credit facilities. However, we cannot be sure that operating cash flows will be sufficient for those purposes. We may refinance all or a portion of our indebtedness on or before maturity. We cannot be sure that we will be able to refinance any of the indebtedness on acceptable terms or at all. New business developments (including our development of Wynn Palace) or other unforeseen events may occur, resulting in the need to raise additional funds. There can be no assurances regarding the business prospects with respect to any other opportunity. Any other development would require us to obtain additional financing. In the ordinary course of business, in response to market demands and client preferences, and in order to increase revenues, we have made and will continue to make enhancements and refinements to our resort. We have incurred and will continue to incur capital expenditures related to these enhancements and refinements. Taking into consideration our financial resources, including our cash and cash equivalents, internally generated funds and availability under our credit facilities, we believe that we have sufficient liquid assets to meet our current and anticipated working capital and operating requirements. CONNECTED TRANSACTION On 29 June 2016, WRM entered into a purchase agreement with Wynn Design & Development to purchase “Tulips” and “Amphora III” for US$33,682,500 (approximately HK$262.3 million) and US$103,945 (approximately HK$0.8 million), respectively. The purchase price was funded from available cash and internal resources of the Group. The purchase of the artwork was completed on 29 June 2016. “Tulips” is a sculptural masterpiece created by renowned artists Jeff Koons. “Amphora III” is a colorful, impressive clay vessel crafted by late ceramist Viola Frey. Both “Tulips” and “Amphora III” will be displayed at Wynn Palace for the enjoyment of our guests and visitors. For further information, please refer to the Company’s announcement made on 29 June 2016. RELATED PARTY TRANSACTIONS Our Directors confirm that all related party transactions have been conducted on normal commercial terms, and that their terms are fair and reasonable.

36 PURCHASE, SALE OR REDEMPTION OF THE COMPANY’S LISTED SECURITIES Neither the Company, nor any of its subsidiaries purchased, sold or redeemed any of the Group’s listed securities during the six months ended 30 June 2016. CORPORATE GOVERNANCE CODE Our commitment to integrity and dedication to maintaining and ensuring high standards of corporate governance are fundamental to our ability to conduct our business and sustain the respect of the investment community and the people who regulate our industry. The Company’s corporate governance practices are based on the principles, code provisions and certain recommended best practices as set out in the Code and are regularly reviewed and developed in the interests of the Company, its Shareholders and other stakeholders. The Company has complied with the code provisions in the Code for the six months ended 30 June 2016 except for the following deviations from provisions A.2.1 and E.1.2 of the Code. Mr. Stephen A. Wynn as our Chairman and Chief Executive Officer Under code provision A.2.1 of the Code, the roles of chairman and chief executive officer should be separate and should not be performed by the same individual. The Company does not at present separate the roles of the chairman and chief executive officer. Mr. Wynn, the founder of the Company and Wynn Macau, serves as the Chairman and Chief Executive Officer of the Company. The Board has determined that the combination of these roles held singularly by Mr. Wynn is in the best interest of the Company and all Shareholders. The Board believes that the issue of whether to combine or separate the offices of Chairman of the Board and Chief Executive Officer is part of the succession planning process and that it is in the best interests of the Company for the Board to make a determination whether to combine or separate the roles based upon the circumstances. The Board has given careful consideration to separating the roles of Chairman and Chief Executive Officer and has determined that the Company and its Shareholders are best served by the current structure. Mr. Wynn’s combined role promotes unified leadership and direction for the Board and executive management and allows for a single, clear focus for the Company’s operational and strategic efforts. The combined role of Mr. Wynn as both Chairman and Chief Executive Officer is balanced by the Company’s governance structure, policies and controls. All major decisions are made in consultation with members of the Board and the relevant Board committees. The Company has three Board committees, namely the audit and risk committee, remuneration committee, and nomination and corporate governance committee. Each Board committee comprises non-executive Directors only and is chaired by an independent non-executive Director. In addition, there are four independent non-executive Directors on the Board offering independent perspectives. This structure encourages independent and effective oversight of the Company’s operations and prudent management of risk.

37 For the reasons stated above and as a result of the structure, policies and procedures outlined above, and in light of the historical success of Mr. Wynn’s leadership, the Board has concluded that the current Board leadership structure is in the best interests of the Company and its Shareholders. Annual General Meeting Under code provision E.1.2, the chairman of the board should attend the annual general meetings of the Company. Mr. Wynn, our Chairman, was unable to travel internationally to attend the Company’s annual general meeting held on 25 May 2016 as he was recuperating from back surgery. Mr. Wynn has recovered and is able to travel internationally. MODEL CODE FOR SECURITIES TRANSACTIONS BY DIRECTORS The Company adopted the Model Code on 16 September 2009 as its code of conduct for securities transactions by Directors. On 23 March 2010, the Company adopted its own code of conduct for securities transactions which was subsequently updated in November 2013. The terms of such code are no less exacting than those set out in the Model Code. Having made specific enquiry of the Directors, all Directors have confirmed that they have complied with the required standard of dealings and code of conduct regarding securities dealings by directors as set out in the Model Code and the Company’s own code of conduct for the six months ended 30 June 2016. AUDIT AND RISK COMMITTEE An Audit and Risk Committee has been established by the Company to review and supervise the financial reporting process, internal control procedures and risk management system of the Group. The Audit and Risk Committee comprises three independent non-executive Directors of the Company. The Audit and Risk Committee members have reviewed the Group’s results for the six months ended 30 June 2016. INTERIM REPORT The Company’s unaudited interim financial information for the reporting period has been reviewed by the Company’s Audit and Risk Committee members which comprises three independent non- executive Directors: Mr. Nicholas Sallnow-Smith, Dr. Allan Zeman and Mr. Bruce Rockowitz and by the Company’s auditors in accordance with Hong Kong Standards on Review Engagements 2410, “Review of Interim Financial Information Performed by the Independent Auditor of the Entity” issued by the Hong Kong Institute of Certified Public Accountants. The report on review of the interim financial information by the auditors will be included in the interim report of the Company for the six months ended 30 June 2016 to be sent to the Shareholders. LITIGATION The Group did not have any material litigation outstanding as at 30 June 2016. The litigation matters set out below are disclosed on a voluntary basis and as with all litigation, no assurances can be provided as to the outcome thereof.

38 Macau Litigation Related to Okada WRM and certain individuals who are or were directors of WRM and/or the Company (collectively, the “Wynn Macau Parties”) have been named as defendants in a lawsuit filed in the Court of First Instance of Macau (the “Macau Court”) by Mr. Kazuo Okada (“Okada”) and two of Okada’s controlled companies, Aruze USA, Inc. and Universal Entertainment Corp. (collectively, the “Okada Parties”). The principal allegations in the lawsuit are that the redemption of the Okada Parties’ shares in WRL was improper and undervalued, that the previously disclosed payment by WRM to an unrelated third party in consideration of relinquishment by that party of certain rights in and to any future development on the land in Cotai where the Company is constructing Wynn Palace was unlawful and that the Company’s previously disclosed donation by WRM to the University of Macau Development Foundation was unlawful. The Okada Parties seek the dissolution of WRM and compensatory damages. The Company made a voluntary announcement in respect of this lawsuit on 3 July 2015. The Company has sought advice from counsel in Macau, and based on such advice, the Company believes that the claims are devoid of merit and are unfounded. The Company intends to vigorously defend WRM and the other defendants in the lawsuit. The Okada Parties recently released one of the Wynn Macau Parties from the lawsuit. The Macau Court has served the complaint on all of the remaining defendants and the Wynn Macau Parties filed their response in May 2016. The lawsuit is in the early phases of litigation. Macau Litigation Related to Dore WRM has been named a defendant in several lawsuits filed in the Macau Court of First Instance by individuals who claim to be investors in or persons with credit in accounts maintained by Dore Entertainment Company Limited (“Dore”), an independent, Macau registered and licensed company that operates a gaming promoter business at Wynn Macau. In connection with the alleged theft, embezzlement, fraud and/or other crime(s) perpetrated by a former employee of Dore (the “Dore Incident”), the plaintiffs of the lawsuits allege that Dore failed to honor withdrawal of funds requests that allegedly has resulted in certain losses for these individuals. The principal allegations common to the lawsuits are that WRM, as a gaming concessionaire, should be held responsible for Dore’s conduct on the basis that WRM is responsible for the supervision of Dore’s activities at Wynn Macau that resulted in the purported losses. The Company made a voluntary announcement in connection with the Dore Incident on 14 September 2015. The Company has sought advice from counsel in Macau, and based on such advice, the Company believes the claims are devoid of merit and are unfounded. The Company intends to vigorously defend WRM in the lawsuits. The lawsuits are only in the early phases of litigation. COOPERATION WITH THE CCAC In July 2014, the Company was contacted by the Commission Against Corruption of Macau (the “CCAC”) requesting certain information related to the Company’s land in the Cotai area of Macau. The Company is cooperating with the CCAC’s request.

39 DEFINITIONS USED IN THIS ANNOUNCEMENT “Board of Directors” or “Board” the Board of Directors of our Company “Code” the Corporate Governance Code and Corporate Governance Report set out in Appendix 14 to the Listing Rules as applicable on 30 June 2016 “Company” or “our Company” Wynn Macau, Limited, a company incorporated on 4 September 2009 as an exempted company with limited liability under the laws of the Cayman Islands and an indirect subsidiary of Wynn Resorts, Limited “Concession Agreement” the Concession Contract for the Operation of Games of Chance or Other Games in Casinos in the Macau Special Administrative Region entered into between WRM and the Macau government on 24 June 2002 “Cotai Land Concession Agreement” the land concession contract entered into between WRM, Palo and the Macau government for approximately 51 acres of land in the Cotai area of Macau, and for which formal approval from the Macau government was published in the official gazette of Macau on 2 May 2012 “Director(s)” the director(s) of our Company “Encore” or “Encore at Wynn Macau” a casino resort located in Macau, connected to and fully integrated with Wynn Macau, owned and operated directly by WRM, which opened on 21 April 2010 “Galaxy” Galaxy Casino, S.A., one of the six gaming operators in Macau and one of the three concessionaires “Group”, “we”, “us” or “our“ our Company and its subsidiaries, or any of them, and the businesses carried on by such subsidiaries, except where the context makes it clear that the reference is only to the Company itself and not to the Group “HIBOR” Hong Kong Interbank Offered Rate “HK$” Hong Kong dollars, the lawful currency of Hong Kong “Hong Kong” the Hong Kong Special Administrative Region of the PRC “Hong Kong Stock Exchange” The Stock Exchange of Hong Kong Limited “IFRS” International Financial Reporting Standards “LIBOR” London Interbank Offered Rate

40 “Listing Rules” the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (as amended from time to time) “Macau” or “Macau Special Administrative Region” the Macau Special Administrative Region of the PRC “Macau Operations” the fully integrated Wynn Macau and Encore at Wynn Macau resort “Melco Crown” Melco Crown Gaming (Macau) Limited, one of the six gaming operators in Macau and one of the three sub-concessionaires “MGM Macau” MGM Grand Paradise Limited, one of the six gaming operators in Macau and one of the three sub-concessionaires “Model Code” the Model Code for Securities Transactions by Directors of Listed Issuers set out in Appendix 10 of the Listing Rules “MOP” or “pataca” Macau pataca, the lawful currency of Macau “Palo Real Estate Company Limited” or “Palo” Palo Real Estate Company Limited, a limited liability company incorporated under the laws of Macau, subject to Ms. Linda Chen 10% social and voting interest and MOP1.00 economic interest in WRM, an indirect wholly-owned subsidiary of the Company “PRC”, “China” or “mainland China” the People’s Republic of China and, except where the context requires and only for the purpose of this announcement, references in this announcement to the PRC or China do not include Taiwan, Hong Kong or Macau; the term “Chinese” has a correlatives meaning “SEC” the U.S. Securities and Exchange Commission “Share(s)” ordinary share(s) with a nominal value of HK$0.001 each in the share capital of our Company “Shareholder(s)” holder(s) of Share(s) of the Company from time to time “SJM” Sociedade de Jogos de Macau S.A., one of the six gaming operators in Macau and one of the three concessionaires “US$” United States dollars, the lawful currency of the United States “U.S. GAAP” the Generally Accepted Accounting Principles of the United States

41 “Venetian Macau” Venetian Macau S.A., one of the six gaming operators in Macau and one of the three sub-concessionaires “WML 2021 Notes” the US$600 million (approximately HK$4.7 billion) 5.25% senior notes due 2021 issued by the Company in October 2013 and the additional US$750 million (approximately HK$5.9 billion) 5.25% senior notes due 2021 issued by the Company on 20 March 2014 (Debt Stock Code: 5983), which were consolidated to form one single series of notes “WMLF” WML Finance I Limited, a limited liability company incorporated under the laws of the Cayman Islands and a wholly-owned indirect subsidiary of the Company “WMLF Revolving Credit Facility” the HK$1,548.3 million (approximately US$198.5 million) revolving credit facility extended to WMLF on 18 July 2016 “WRM” Wynn Resorts (Macau) S.A., a company incorporated under the laws of Macau and a wholly-owned subsidiary of the Company “WRM Shareholder Dividend Tax Agreement” the agreements, entered into during June 2009, August 2011 and August 2016, each for a term of five years between WRM and the Macau Special Administrative Region, effective retroactively to 2006, that provide for an annual payment to the Macau Special Administrative Region of MOP7.2 million in years 2006 through 2010, MOP15.5 million in years 2011 through 2015 and MOP12.8 million in years 2016 through 2020 in lieu of Complementary Tax otherwise due by WRM shareholders on dividend distributions to them from gaming profits earned in those years. “Wynn Design & Development” Wynn Design & Development, LLC, a company formed under the laws of the State of Nevada, United States and a wholly- owned subsidiary of Wynn Resorts, Limited “Wynn Macau” a casino hotel resort located in Macau, owned and operated directly by WRM, which opened on 6 September 2006, and where appropriate, the term also includes Encore at Wynn Macau “Wynn Macau Credit Facilities” together, the HK$17.9 billion (equivalent) fully-funded senior term loan facilities and the HK$5.8 billion (equivalent) senior revolving credit facilities extended to WRM on 30 September 2015

42 “Wynn Palace” an integrated resort to be operated by WRM that we are constructing on approximately 51 acres of land in the Cotai area of Macau in accordance with the terms of the Cotai Land Concession Agreement “Wynn Resorts, Limited” or “WRL” Wynn Resorts, Limited, a company formed under the laws of the State of Nevada, United States, and our controlling shareholder (as defined in the Listing Rules)

43 GLOSSARY OF TERMS USED IN THIS ANNOUNCEMENT “Adjusted Average Daily Rate” adjusted average daily rate which is calculated by dividing total room revenues including the retail value of promotional allowances (less service charges, if any) by total rooms occupied including complimentary rooms “Adjusted REVPAR” adjusted revenue per available room which is calculated by dividing total room revenues including the retail value of promotional allowances (less service charges, if any) by total rooms available “casino revenue” revenue from casino gaming activities (gross table games win and gross slot win), calculated net of a portion of commissions and in accordance with IFRS “chip(s)” a token; usually in the form of plastic disc(s) or plaque(s) issued by a casino to customers in exchange for cash or credit, which must be used (in lieu of cash) to place bets on gaming tables “daily gross win per gaming table” gross gaming win for table games divided by number of tables divided by the number of days in the applicable period “gaming promoters” individuals or companies licensed by and registered with the Macau government to promote games of fortune and chance or other casino games to patrons, through the arrangement of certain services, including transportation, accommodation, dining and entertainment, whose activity is regulated by Macau Administrative Regulation no. 6/2002 “gross gaming win” the total win generated by all casino gaming activities combined, calculated before deduction of commissions “gross slot win” the amount of handle (representing the total amount wagered) that is retained as winnings. We record this amount and gross table games win as casino revenue after deduction of progressive jackpot liabilities and a portion of commissions “gross table games win” the amount of drop (in our general casino segment) or turnover (in our VIP casino segment) that is retained as winnings. We record this amount and gross slot win as casino revenue after deduction of a portion of commissions

44 “In-house VIP Program” an internal marketing program wherein we directly market our casino resorts to gaming clients, including to high-end or premium players in the greater Asia region. These players are invited to qualify for a variety of gaming rebate programs whereby they earn cash commissions and room, food and beverage and other complimentary allowances based on their turnover level. We often extend credit to these players based upon knowledge of the players, their financial background and payment history “promotional allowance” the retail value of rooms, food and beverage and retail and other services furnished to guests (typically VIP clients) without charge “Rolling Chip” physically identifiable chip that is used to track VIP wagering volume for purposes of calculating commissions and other allowances payable to gaming promoters and Wynn Macau’s individual VIP players “table drop” the amount of cash deposited in a gaming table’s drop box that serves as a repository for cash, plus cash chips purchased at the casino cage “turnover” the sum of all losing Rolling Chip wagers within the VIP program “VIP client” or “VIP player” client, patron or player who participates in Wynn Macau’s In-house VIP Program or in the VIP program of any of our gaming promoters “VIP table games turnover” turnover resulting from VIP table games only By order of the Board Wynn Macau, Limited Stephen A. Wynn Chairman Hong Kong, 18 August 2016 As at the date of this announcement, the Board comprises Stephen A. Wynn, Gamal Aziz, Ian Michael Coughlan and Linda Chen (as executive directors); Matthew O. Maddox (as non-executive director); and Allan Zeman, Nicholas Sallnow-Smith, Bruce Rockowitz and Jeffrey Kin-fung Lam (as independent non-executive directors).